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                                                                    Exhibit 21.1

                   Subsidiaries of Dayton Superior Corporation
                   -------------------------------------------


                                                 Jurisdiction of Incorporation
                                                 -----------------------------
              Name                                      or Organization
              ----                               -----------------------------
              Symons Concrete Forms, Inc.                North Carolina
              Dayton Superior Canada Ltd.                Ontario
              Dur-O-Wal, Inc.                            Delaware
              Symons Corporation                         Delaware
              Dayton Superior Capital Trust              Delaware
              Dayton Superior FSC Corp.                  Barbados


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